UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 16, 2013

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana	59401
(Address of principal executive offices)	(Zip Code)

(406) 791-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 16, 2013, Gas Natural Inc. (the “Company”) received a notice of resignation from ParenteBeard LLC, the Company’s independent registered public accounting firm (the “Former Accountant”).

The Former Accountant’s reports on the Company’s financial statements for the past two years do not contain an adverse opinion or a disclaimer of opinion, and are not qualified or modified as to uncertainty, audit scope, or accounting principles.

The resignation of the Former Accountant was not recommended or approved by the audit committee or board of directors of the Company.

During the Company’s two most recent fiscal years and all subsequent interim periods preceding the Former Accountant’s resignation, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

In connection with the audits of the two most recent fiscal years ended December 31, 2012 and 2011 and through the subsequent interim periods preceding the Former Accountant’s resignation, there have been no “reportable events” as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company has not engaged a replacement independent public accounting firm as of the date of this report.

We have provided the Former Accountant with a copy of the disclosures in this Item 4.01 and the Former Accountant has furnished us with a letter addressed to the Securities and Exchange Commission (“SEC”) stating that it agrees with the statements that we have made in this Item 4.01. A copy of the letter dated December 20, 2013, is attached to this current report on Form 8-K as Exhibit 16.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company recently announced that James E. Sprague will join the Company as Vice President and Chief Financial Officer effective as of May 1, 2014, pursuant to an employment agreement described below. Thomas J. Smith, the Company’s current Vice President and Chief Financial Officer, previously announced his plans to retire and will continue in his current role until May 1, 2014, to ensure a smooth transition.

James E. Sprague, 53, will join the Company upon departing as a Managing Partner with Walthall, Drake & Wallace LLP CPAs in Cleveland, OH. Mr. Sprague joined Walthall in 1987,

was admitted as a partner in 1994, and has specialized in accounting and financial reporting for both private and public companies in the the oil and gas industry. Mr. Sprague has previously served as member of the Company’s board of directors from 2006 until 2010. He is a certified public accountant and received a BS degree in Accounting from Bowling Green State University in 1982. Mr. Sprague’s prior tenure as a director of the Company and his substantial experience in accounting, finance and SEC rules and regulations is highly beneficial to the Company.

On December 18, 2013, Mr. Sprague entered into an employment agreement with the Company in connection with his appointment as Vice President and Chief Financial Officer. Mr. Sprague will receive a one-time signing bonus of $50,000 and an initial, annual base salary of $295,000, subject to upward adjustments as determined from time to time by the board of directors in its absolute discretion. During the employment period, Mr. Sprague will be eligible to (i) receive, grants of stock options under the Company’s plans, under such terms and conditions as the board of directors may determine in its discretion, (ii) participate in all savings, retirement and welfare plans applicable generally to employees and/or senior executive officers of the Company, (iii) receive fringe benefits in accordance with the policies of the Company and four weeks of paid vacation in each calendar year, and (iv) reimbursement for business related expenses incurred by Mr. Sprague in the performance of his duties.

Mr. Sprague’s employment with the Company will commence on May 1, 2014 and may be terminated at any time by the Company, with or without Cause (as defined in the employment agreement), and by Mr. Sprague at any time upon 60 days’ advance written notice to the Company. The employment relationship will be automatically severed in the case of Mr. Sprague’s death or disability.

Under the agreement, if the employment relationship is terminated by the Company for Cause or by Mr. Sprague for any reason, no severance compensation will be due to Mr. Sprague. If, however, the Company terminates Mr. Sprague without Cause, Mr. Sprague will be entitled to severance compensation in an amount equal to his annual base salary at the time of the termination payable in equal installments on the Company’s regular pay days during the one-year period following Mr. Sprague’s termination. Any severance payments are conditioned upon the execution by Mr. Sprague of a waiver and release in a form reasonable satisfactory to the Company.

Under the agreement, Mr. Sprague is also (i) prohibited from disclosing the Company’s confidential information or trade secrets, (ii) required to avoid conflicts of interest and disclose to the board of directors any facts that might involve a conflict of interest with the Company, and (iii) during the term of the agreement and for a period of two years following the termination of employment with the Company, prohibited from soliciting individuals who are currently, or were within the 12 month period prior to his termination, employees, consultants, customers or clients of the Company.

The foregoing description of Mr. Sprague’s employment agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the agreement which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

On December 18, 2013, the Company issued a press release announcing the appointment of Mr. Sprague as the new Vice President and Chief Financial Officer of the Company and the resignation of the Former Accountant as the Company’s independent registered public accounting firm. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated December 18, 2013, between Gas Natural Inc. and James E. Sprague.

16.1	Letter of ParenteBeard LLC dated December 20, 2013.

99.1	Press Release dated December 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Title:	Chief Financial Officer

Dated: December 20, 2013